FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

00 JAN 4  PM 2: 51
ARTICLES OF INCORPORATION
OF
VILLAGE VI ACQUISITION CORPORATION
The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

ARTICLE I. NAME

The name of the corporation shall be:

VILLAGE VI ACQUISITION CORPORATION

The address of the principal office of this corporation shall be 580 Village Boulevard, Suite 140, West Palm Beach, Florida 33409, and the mailing address of the corporation shall be the same.

ARTICLE II.  NATURE OF BUSINESS

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III.  CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 100,000,000 shares of common stock having no par value per share, and 50,000,000 shares of preferred stock having no par value per share.

ARTICLE IV.  REGISTERED AGENT

The street address of the initial registered office of the corporation shall be 580 Village Boulevard, Suite 140, West Palm Beach, Florida 33409, and the initial registered agent of the corporation at that address is Jack Augsback.

ARTICLE V. TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE VI.  DIRECTORS

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of its Board of Directors, subject to any limitation set forth in these Articles of Incorporation. This corporation shall have three Directors, initially. The names and addresses of the initial members of the Board of Directors are:

Tammy Augsback               580 Village Blvd
                             Suite 140
                             W. Palm Beach, FL 33409

Jo Ann Augsback              580 Village Blvd
                             Suite 140
                             W. Palm Beach, FL 33409

Jack  Augsback               580 Village Blvd
                             Suite 140
                             W. Palm Beach, FL 33409

ARTICLE VII.  INCORPORATOR

The name and street address of the incorporator to these Articles of
Incorporation:

The Company Corporation
1013 Centre Road
Wilmington, Delaware 19805




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The undersigned incorporator has executed these
Articles of Incorporation on January 4, 2000.
Its Incorporator, Laura r Dunlap